SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           February 20, 2002

Xcel Energy Inc. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)

1-3034	41-0448030

(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Mpls, MN	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code           612-330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events

     Xcel Energy announced on Feb. 15, 2002 that its board of directors approved plans to commence an exchange offer by which Xcel Energy would acquire all of the outstanding publicly held shares of its subsidiary, NRG Energy, Inc., for shares of Xcel Energy common stock. Xcel Energy currently owns 74 percent of NRG. In this offer, NRG shareholders would receive .4846 of a share of our common stock for each outstanding share of NRG common stock tendered in the exchange offer.

     The completion of our exchange offer will be conditioned on the tender of NRG’s public shareholders of enough shares so that, when taken together with the shares of common stock that we would hold upon conversion of the NRG Class A common stock that we currently hold, we would own at least 90% of NRG’s common stock. In order for this condition to be satisfied, NRG shareholders must tender at least 61% of the number of publicly held NRG shares currently outstanding. This condition may not be waived. If the exchange offer is successfully completed we will merge NRG into a wholly owned subsidiary of ours in a “short-form” merger. In that merger, each remaining share of NRG common stock will be converted (subject to the exercise of appraisal rights by NRG shareholders) into the same number of shares of our common stock as are exchanged in the exchange offer.

See Exhibit 99.01 for the unaudited historical and pro forma consolidated condensed financial statements intended to show what our results of operations and financial position might have been had the acquisition described above been completed at an earlier date.

See Exhibit 99.02 for our February 15th investment community presentation regarding the plans approved by the board of directors.

The statements herein regarding reduction of cash requirements, the impact of the transaction on earnings, the expectation or estimates of earnings per share and growth rates, future dividends and similar statements of future results identify forward-looking information. Although Xcel Energy believes that its expectations are based on reasonable assumptions, it can give no assurance that the offer, if made, will be successful or that other expectations will be realized. Factors that could affect whether the transaction is completed or whether the expectations will be realized include the satisfaction of all conditions to the exchange offer that cannot be waived and the satisfaction or waiver of all other conditions, the actual results of Xcel Energy following completion of the transaction, the ability to dispose of or terminate projects, to reduce expenses and to realize synergies, cash levels and similar matters. Some of these conditions are expected to include the receipt of all required regulatory approvals, the tender by shareholders of enough of the publicly held shares so that Xcel Energy will own at least 90 percent of NRG’s common stock, and the absence of an injunction or litigation concerning the exchange offer.

Additional Information and Where To Find It

In connection with the proposed exchange offer, Xcel Energy will file a prospectus and related materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THIS DOCUMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the exchange offer prospectus (when available) and other documents filed by Xcel Energy with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the exchange offer prospectus, once available, as well as Xcel Energy's related filings with the SEC, may also be obtained from Xcel Energy by directing a request to Xcel Energy at 800 Nicollet Mall, Minneapolis, MN 55402, Attn.: Investor Relations, or by telephone at (612) 215-4559.

Item 7. Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

99.01	Selected Unaudited Historical and Pro Forma Consolidated Condensed Financial Statements
99.02	February 15, 2002 Investment Community Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc. (a Minnesota Corporation)

/s/ David E. Ripka

David E. Ripka Vice President and Controller

February 20, 2002